UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2024

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 269-5952

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock $0.00001	LUXHP	The Nasdaq Stock Market LLC

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2024, the Chief Financial Officer of LuxUrban Hotels Inc. (“Company”) in consultation with the Company’s board of directors and the Company’s independent registered public accounting firm, concluded that the Company’s previously issued unaudited condensed consolidated financial statements contained within the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 should no longer be relied upon due to an overstatement of revenues and other errors in such financial statements, and therefore a restatement of these prior financial statements is required. Accordingly, the Company intends to restate the aforementioned financial statements by amending its quarterly report on Form 10-Q for the quarter ended March 31, 2024 as soon as reasonably practicable. The Company expects to file the amended quarterly report during the week of August 12, 2024.

The impact of this restatement on the Company’s first quarter 2024 unaudited condensed consolidated financial statements is expected to be approximately a $13.75 million decrease in revenues, a write-off of approximately $1.5 million for deposits with third party reservation processors, an increase in unearned revenue of approximately $8.05 million, and an increase in net loss of approximately $9.55 million.

Management has determined that, as a result of the errors described above, management’s previous conclusions regarding the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2024 need to be modified. The Company will provide management’s modified conclusions in the restated interim financial statements.

Safe Harbor Statement:

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our ability to submit periodic filings before regulatory deadlines; our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.

The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on April 15, 2024. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
Michael James, Chief Financial Officer

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